Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

by and between

CADENCE BANCORPORATION

and

CADENCE BANCORP, LLC

Dated as of April 19, 2017

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of April 19, 2017, is by and among Cadence Bancorporation, a Delaware corporation (the “Company”), and Cadence Bancorp, LLC, a Delaware limited liability company (together with any other Person from time to time deemed a Stockholder hereunder pursuant to Section 3.3(b), the “Stockholder”).

WHEREAS, the parties hereto desire to provide for, among other things, certain registration rights with respect to the Registrable Shares (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms.

As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Blackout Period” has the meaning set forth in Section 2.7.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to remain closed in the City of New York, New York or Houston, Texas.

“Closing Date” means April 19, 2017.

“Common Stock” means shares of Class A common stock, par value $0.01, of the Company.

“Commission” means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Indemnitee” has the meaning set forth in Section 2.8.

“Customary Cooperation” means, in connection with any underwritten Public Offering, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and the chief financial officer) shall fully cooperate with the underwriter(s) in connection therewith, and make themselves available to participate in all of the marketing processes of the underwritten Public Offering as recommended by the underwriter(s), including “road show” presentations, and (b) the Company shall prepare preliminary and final prospectuses for use in connection with such offering containing such additional information as reasonably requested by the underwriter(s) or the Selling Shareholder (in addition to the information required by law, rule or regulation).

“EDGAR” has the meaning set forth in Section 2.4(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute.

“Expenses” means any and all fees and expenses incident to the performance of or compliance with this Agreement, including: (i) all Commission, securities exchange, FINRA or other registration, listing, inclusion and filing fees; (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA); (iii) all expenses of preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any public filings, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to the performance of this Agreement); (vi) the fees and disbursements of a single counsel for the Selling Stockholders; and (vii) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any public filing); provided, however, that Expenses shall exclude brokers’ or underwriters’ discounts and commissions, if any, relating to the sale or disposition of Registrable Shares by the Stockholder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means (a) the government of any nation, state, city, locality or other political subdivision thereof and (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“IPO” means the initial public offering of the Common Stock completed pursuant to the Underwriting Agreement.

“Loss” and “Losses” have the meanings set forth in Section 2.8.

“Majority-Owned Subsidiary” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Maximum Number” has the meaning set out in Section 2.1(f).

“Offering Documents” has the meaning set forth in Section 2.8.

“Other Holder” has the meaning set out in Section 2.2.

“Person” means any individual, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Piggyback Request” has the meaning set forth in Section 2.2.

“Piggyback Requesting Stockholder” has the meaning set forth in Section 2.2.

“Public Offering” means a public offering and sale of Common Stock pursuant to an effective registration statement filed under the Securities Act; provided, that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4, or any successor or similar form, or an employee benefit plan pursuant to a registration statement on Form S-8, or any successor or similar form.

“Registrable Shares” means, with respect to the Stockholder, any of the Common Stock and any Common Stock issuable upon conversion of Class B common stock, par value $0.01, of the Company, and any other securities issued or issuable with respect to any such Common Stock by way of a share dividend or bonus shares or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or resulting from a share split, (a) owned by such Stockholder as of the date hereof or (b) acquired by such Stockholder or any of its Affiliates after the date hereof if such Common Stock (or other securities) were acquired by a Stockholder (or an Affiliate of such Stockholder) that was an Affiliate of the Company on the date of such acquisition; provided, however, that any Registrable Share will cease to be a Registrable Share when (i) a registration statement covering such Registrable Share has been declared effective by the SEC and such Registrable Share has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) it is eligible for sale under Rule 144(b)(1) and the Stockholder holding such Registrable Shares and any person with which such Stockholder is required to aggregate its sales pursuant to Rule 144(e) hold less than ten percent (10%) of the outstanding shares of the Company or (iv) it shall have been otherwise transferred without the rights and obligations hereunder having been assigned in connection with such transfer pursuant to Section 3.3(b); provided, further, that any security that is issued, distributed or otherwise acquired in respect of a security that has ceased to be Registrable Share is not a Registrable Share.

“Registrable Shares Transferee” has the meaning set forth in Section 3.4.

“Registration Demand” has the meaning set forth in Section 2.1(a).

“Registration Demanding Stockholder” has the meaning set forth in Section 2.1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute.

“Selling Stockholders” means the holders of Registrable Shares requested to be registered pursuant hereto.

“Shelf Demand” has the meaning set forth in Section 2.1(g).

“Shelf Demanding Stockholder” has the meaning set forth in Section 2.1(g).

“Shelf Participating Stockholder” has the meaning set forth in Section 2.1(g).

“Shelf Registration” has the meaning set forth in Section 2.1(g).

“Shelf Registration Statement” has the meaning set forth in Section 2.1(g).

“Stockholder” has the meaning set forth in the preamble of this Agreement.

“Stockholder Indemnitee” has the meaning set forth in Section 2.8.

“Stockholder Information” has the meaning set forth in Section 2.4.

“Takedown Prospectus Supplement” has the meaning set forth in Section 2.1(g).

“Takedown Request” has the meaning set forth in Section 2.1(g).

“Underwriting Agreement” means the certain Underwriting Agreement, dated as of [•], 2017, by and between the Company and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, entered into in connection with the IPO.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated under the Securities Act.

1.2 Other Definitional Provisions; Interpretation.

In this Agreement, unless the context otherwise requires:

(a) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) headings are for convenience only and do not affect the interpretation of this Agreement;

(c) words importing the singular include the plural and vice versa;

(d) a reference to an Article, party, Schedule or Section is a reference to that Article or Section of, or that party or Schedule to, this Agreement;

(e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(f) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; and

(g) a reference to a party to any document includes that party’s successors and permitted assigns.

ARTICLE II

REGISTRATION RIGHTS

2.1 Securities Act Registration on Demand.

(a) Demand. At any time and from time to time following the IPO (provided that neither the Company nor any Stockholder shall be required to take any action hereunder, including the filing of a registration statement, during the period when such action would cause the Company or any Stockholder to violate the Underwriting Agreement or any lock-up agreement delivered pursuant to the Underwriting Agreement), any Stockholder may make a written request (the party making such a request, the “Registration Demanding Stockholder”) to the Company for the registration with the Commission under the Securities Act of all or part of such Stockholder’s Registrable Shares (a “Registration Demand”), which request shall specify the number and type of security of Registrable Shares to be disposed of by such Stockholder, their aggregate amount and the intended method or methods of distribution therefor. Upon the receipt of a Registration Demand, the Company will use its commercially reasonable efforts, subject to the requirements of the Underwriting Agreement, to file a registration statement under the Securities Act at the earliest practicable date, but in any event not later than sixty (60) days after the Registration Demand is made, and use its commercially reasonable efforts to have such registration statement thereafter become effective with the Commission at the earliest practicable date; provided that,

(i) the Company shall not be required to effect more than three (3) Registration Demands for underwritten Public Offerings pursuant to this Section 2.1(a) during any twelve (12) month period;

(ii) the Company shall not be required to effect any registration for an underwritten Public Offering by a Registration Demanding Stockholder pursuant to this Section 2.1 until a period of ninety (90) days shall have elapsed from the effective date of a registration statement filed in response to a Registration Demand pursuant to this Section 2.1(a), a Takedown Prospectus Supplement under Section 2.1(g) or a registration statement for an underwritten Public Offering of which notice has been given to the Stockholders pursuant to Section 2.2;

(iii) if the Registrable Shares held by the Stockholder were to be included in any such registration pursuant to this Section 2.1(a), such Stockholder may withdraw such request by written notice to the Company; provided that if, following such withdrawal, the remaining Registrable Shares, if any, that have not been withdrawn are reasonably expected to represent at least that percentage of the Common Stock then outstanding set forth in clause (iv) below, the Company shall not be required to effect such registration;

(iv) except in the case of a demand for registration under this Section 2.1(a) by Cadence Bancorp, LLC in connection with an exchange offer in which Registrable Shares are to be registered on Form S-1 or Form S-4, the Company shall not be required to effect any registration to be effected pursuant to this Section 2.1(a) unless the Registrable Shares proposed to be sold in such registration are reasonably expected to represent at least five percent (5%) of the Common Stock then outstanding; and

(v) except in the case of a demand for registration under this Section 2.1(a) by Cadence Bancorp, LLC in connection with an exchange offer in which Registrable Shares are to be registered on Form S-1 or Form S-4, if at the time a demand for registration is made under this Section 2.1(a) there is a Registration Statement on file pursuant to which the Registration Demanding Stockholder shall be entitled to dispose of all its Registrable Shares (including any Shelf Registration Statement on Form S-3), then the Company’s obligation to file a registration statement under this Section 2.1 shall be deemed satisfied.

(b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to Section 2.1 hereof, no securities other than (i) Registrable Shares and (ii) subject to Section 2.1(f) hereof, Common Stock to be sold by the Company for its own account, shall be included among the securities covered by such registration unless the Selling Stockholders holding not less than a majority of the Registrable Shares to be covered by such registration shall have consented in writing to the inclusion of such other securities.

(c) Registration Statement Form. Registrations under Section 2.1 hereof shall be on Form S-1 or, if permitted by law, Form S-3, or, to the extent applicable to a transaction contemplated in connection with a registration requested by Cadence Bancorp, LLC, Form S-4 (or, in any case, any successor or similar form thereto) and shall permit the disposition of the Registrable Shares pursuant to an underwritten Public Offering or, in the case of a registration requested by Cadence Bancorp, LLC on Form S-1 or Form S-4, an exchange offer or similar transaction, unless the Registration Demanding Stockholder(s) determine otherwise, in which case pursuant to the method of disposition determined by such Registration Demanding Stockholder(s).

(d) Effective Registration Statement. A registration requested pursuant to Section 2.1(a) or Section 2.1(g) shall not be deemed to have been effected:

(i) unless a registration statement with respect thereto has become, and remains, effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of Registrable Shares covered by such registration statement until such time as all of such Registrable Shares have been disposed of in accordance with such registration statement or there shall cease to be any Registrable Shares covered by such registration statement; provided, however, that such period shall not exceed one-hundred eighty (180) days;

(ii) if, after it has become effective, such registration is subject to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason other than a violation of applicable law solely by any Selling Stockholder and has not thereafter become effective, or in the case of a Form S-3, the Company ceases to be eligible to use such form; or

(iii) if, in the case of an underwritten Public Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied or waived, other than by reason of any breach or failure by, or caused by, any Selling Stockholder.

(e) Selection of Underwriters. The Registration Demanding Stockholder shall have the right to select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be nationally recognized investment banking firms reasonably acceptable to the Company. If the offering is underwritten, the Registration Demanding Stockholder (together with the Company) will enter into an underwriting agreement in customary form with the underwriter or underwriters for such underwriting.

(f) Priority in Requested Registration. If a registration under this Section 2.1 involves an underwritten Public Offering, and the managing underwriter of such underwritten Public Offering shall advise the Company in good faith and in writing (with a copy to the Registration Demanding Stockholders) that the number of Registrable Shares sought to be registered by the Stockholders is reasonably expected to adversely affect the price or success of the offering, the Company may elect to include in such registration statement such number of shares of Common Stock as the Company is advised can be sold in such offering without such an effect (the “Maximum Number”) as follows and in the following order of priority: (i) first, all of the Registrable Shares being sold for the account of Cadence Bancorp, LLC, (ii) second, all of the Registrable Shares being sold for the accounts of any other Registration Demanding Stockholder and any other Piggyback Requesting Stockholder, pro rata among such other Stockholders based on the number of Registrable Shares requested to be included in such registration by such other Stockholders, and (iii) third, to the extent that the number of Registrable Shares to be included in the registration pursuant to clause (ii) is less than the Maximum Number, such number of Common Stock, if any, as the Company proposes to sell for its own account and as any Other Holder proposes to sell, pro rata among the Company and such Other Holders based on the number of Registrable Shares proposed to be included by the Company and requested to be included by such Other Holder.

(g) Shelf Registration.

(i) From and after such time as the Company first becomes eligible to register securities on a Form S-3, or any successor or similar form, any Stockholder may make a written request (a “Shelf Demand”) that the Company file a shelf registration statement (a “Shelf Registration Statement”) pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”) and undertake any related qualification or compliance, with respect to all or part of the Registrable Shares owned by such Stockholder (a “Shelf Demanding Stockholder”). The Company shall (i) promptly, and in any event within ten (10) days of its receipt of a Shelf Demand, give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Shares to the extent that the addresses of those Stockholders are known to the Company (the “Shelf Notice”), and (ii) as soon as practicable, use its commercially reasonable efforts to file such Shelf Registration Statement under the Securities Act at the earliest practicable date, but in any event not later than forty (40) days after receipt of the Shelf Demand, and use its commercially reasonable efforts to have such Shelf Registration Statement thereafter become effective with the Commission at the earliest practicable date and to effect, at the earliest practicable date, such registration under the Securities Act of (x) the Registrable Shares that the Company has been so requested to register by the Shelf Demanding Stockholder and (y) all other Registrable Shares that the Company has been so requested to register by written request of any Stockholder (a “Shelf Participating Stockholder”) given to the Company within ten (10) days after such Stockholder’s receipt of the Shelf Notice. Each Shelf Demanding Stockholder and Shelf Participating Stockholder shall be permitted to request that the Company register an undetermined amount of Registrable Shares if the Company is, or will be at the time of filing, a Well-Known Seasoned Issuer entitled to file an automatically effective Shelf Registration Statement. The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, including by renewing or re-filing upon expiration, for the period beginning on the date on which the Shelf Registration Statement becomes effective under the Securities Act until the earlier to occur of (A) the day after the date on which all of the Registrable Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or another registration statement and (B) the first date on which there shall cease to be any Registrable Shares covered by such Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules and regulations of the Commission or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or by any other rules and regulations thereunder for Shelf Registration, and the Company agrees to furnish to the Stockholders whose Registrable Shares are included in such Shelf Registration Statement copies of any such supplement or amendment promptly after its being issued or filed with the Commission. No registration requested by any Stockholder pursuant to this Section 2.1(g) shall be deemed a Registration Demand. Any Stockholder (other than Cadence Bancorp, LLC) that receives a Shelf Notice shall not make a Shelf Demand within three-hundred sixty (360) days of receipt of such Shelf Notice. If at the time a request for a Shelf Registration is made under this Section 2.1(g), there is a Form S-3 on file pursuant to which the requesting Stockholder shall be entitled to dispose of all its Registrable Shares that it has requested to register, then the

Company’s obligation to file a registration statement under this Section 2.1(g) shall be deemed satisfied. Notwithstanding anything to the contrary herein, at any time that a Shelf Registration Statement registering Registrable Shares of a Stockholder shall be effective, such Stockholder shall be permitted to effect an unlimited number of non-underwritten offerings or shelf-take-downs of Registrable Shares off the Shelf Registration Statement (which may be underwritten Public Offerings), including any underwritten “block trades” without notice to or inclusion of any other Stockholder’s Registrable Shares.

(ii) At any time after the effectiveness of a Shelf Registration Statement, the Company shall, as promptly as reasonably practicable following the written request of a Shelf Demanding Stockholder or Shelf Participating Stockholder for a resale of Registrable Shares (a “Takedown Request”), file a prospectus supplement (a “Takedown Prospectus Supplement”) to such Shelf Registration Statement with respect to resales of the Registrable Shares pursuant to the Stockholder’s intended method of distribution thereof; provided, however, that if the Shelf Registration Statement is not an automatically effective Shelf Registration Statement that registered an undetermined number of Registrable Shares, only the Shelf Demanding Stockholder or a Shelf Participating Stockholder shall be entitled to submit a Takedown Request. Each Takedown Request shall specify the Registrable Shares to be registered, their aggregate amount and the intended method or methods of distribution thereof. The Stockholders agree to provide the Company with such information in connection with a Takedown Request as may be reasonably requested by the Company to ensure that the Takedown Prospectus Supplement complies with the requirements of the Securities Act.

(h) Affiliates. To the extent that a Registration Demand or a Shelf Demand relates to Registrable Shares held by an Affiliate of a Stockholder, (i) such Affiliate shall comply with all obligations of such Stockholder under this Agreement as if it were a party hereto and (ii) such Stockholder shall be liable for any breach of this Agreement by such Affiliate.

2.2 Piggyback Registration.

(a) Piggyback Registration Rights. Other than in connection with a registration on Form S-8 or S-4, or any successor or similar form, relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect or indirect acquisition by the Company of another Person or an exchange offer or similar transaction, if at any time the Company, including if the Company qualifies as a Well-Known Seasoned Issuer, proposes to file (i) a prospectus supplement to an effective Shelf Registration Statement (other than pursuant to a Takedown Request), or (ii) a registration statement other than a Shelf Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, in either case, for the sale of Common Stock for its own account, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (collectively, a “Piggyback Underwritten Offering”), then as soon as practicable but not less than fourteen (14) days prior to the filing of (A) any preliminary prospectus supplement relating to such Piggyback Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (B) any prospectus supplement relating to such Piggyback Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (C) such Shelf Registration Statement, as the case may be, the Company shall give notice of such proposed Piggyback Underwritten Offering to the Stockholders and such notice (a “Piggyback Notice”) shall offer the Stockholders the opportunity to include in such Piggyback Underwritten Offering such number of Registrable Shares as each such Stockholder may request in writing. Each such Stockholder shall then have ten (10) days after receiving such notice to request in writing to the Company inclusion of Registrable Shares in the Piggyback Underwritten Offering (a “Piggyback Request”), except that such Stockholder shall have two (2) Business Days after such Stockholder receives such Piggyback Notice to request inclusion of Registrable Shares in the Piggyback Underwritten Offering in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. Upon receipt of any such request for inclusion from a Stockholder (a “Piggyback Requesting Stockholder”) received within the specified time period, the Company shall use commercially reasonable efforts to effect the registration in any registration statement of any of the Stockholders’ Registrable Shares requested to be included on the terms set forth in this Agreement. Notwithstanding anything in this Section 2.2 to the contrary, if at the time a demand for registration is made under this Section 2.2 there is a Registration Statement on file pursuant to which the Piggyback Requesting Stockholder shall be entitled to dispose of all its Registrable Shares (including any Shelf Registration Statement on Form S-3), then the Company’s obligations with respect to such Stockholder under this Section 2.2 shall be deemed satisfied.

(b) If the Company does not qualify as a Well-Known Seasoned Issuer, (i) the Company shall give each Stockholder fourteen (14) days’ notice prior to filing a Shelf Registration Statement (other than in connection with a Shelf Demand) and, upon the written request of the Stockholder, received by the Company within ten (10) days of such notice to such Stockholder, the Company shall include in such Shelf Registration Statement a number of Registrable Shares equal to the aggregate number of Registrable Shares requested to be included without naming any requesting Stockholder as a selling Stockholder and including only a generic description of the holder of such securities (the “Undesignated Registrable Shares”), (ii) the Company shall not be required to give notice to the Stockholder in connection with a filing pursuant to Section 2.2(a) unless such Stockholder provided such notice to the Company pursuant to this Section 2.2(b) and included Undesignated Registrable Shares in the Shelf Registration Statement related to such filing, and (iii) at the written request of the Stockholder given to the Company more than seven (7) days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggyback Underwritten Offering (or such shorter period to which the Company in its sole discretion consents), the Company shall use commercially reasonable efforts to effect the registration of any of the Stockholder’s Undesignated Registrable Shares so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Shares as the Stockholder may request, provided that (a) the Company is actively employing its reasonable best efforts to effect such Piggyback Underwritten Offering; and (b) the Company shall not be required to effect a post-effective amendment more than two (2) times in any twelve (12) month period.

(c) Piggyback Offering Procedures. In connection with any registration or offering pursuant to this Section 2.2:

(i) prior to the pricing of a Piggyback Underwritten Offering, the managing underwriter shall notify the Company and the Piggyback Requesting Stockholders of the price range within which the Common Stock are proposed to be sold, if applicable;

(ii) if at any time after giving written notice of its intention to register any Common Stock for its own account and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Piggyback Requesting Stockholder and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares to which the relevant Piggyback Requests relate in connection with such registration (but not from any obligation of the Company to pay the Expenses in connection therewith), without prejudice, however, to the rights of the Stockholder to include such Registrable Shares in any future registration (or registrations) pursuant to this Section 2.2 or to cause such registration to be effected as a registration under Sections 2.1(a) or 2.1(g) hereof, as the case may be, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares to which the relevant Piggyback Requests relate, for the same period as the delay in registering such other Common Stock; and

(iii) if such registration involves a Piggyback Underwritten Offering, (x) and such Piggyback Underwritten Offering was initiated by the Company for its own account, each Piggyback Requesting Stockholder shall sell its Registrable Shares on the same terms and conditions as those that apply to the Company, and (y) the underwriter(s) of each such Piggyback Underwritten Offering shall be a nationally recognized investment banking firm(s) selected by the Company.

(d) No Limitation on Other Registration Rights. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Sections 2.1(a) or 2.1(g) hereof and, without limiting the last sentence of Section 2.2(a), no registration effected pursuant to this Section 2.2 shall be deemed to have been effected pursuant to Sections 2.1(a) or 2.1(g) hereof.

(e) Priority in Piggyback Offerings.

(i) In connection with a Piggyback Underwritten Offering, if the managing underwriter of such Piggyback Underwritten Offering shall advise the Company in good faith and in writing (with a copy to the Piggyback Requesting Stockholders) that the inclusion of some or all of the Common Stock sought to be registered by the Company, a Piggyback Requesting Stockholder, and any other holder of Common Stock (other than a Stockholder) with piggyback registration rights similar to those provided under this agreement (an “Other Holder”) exercising such piggyback registration rights is reasonably expected to adversely affect the price or success of the offering, the Company may elect to include in such registration statement the Maximum Number of Common Stock in the following order of priority: (i) first, Common Stock that the Company proposes to issue and sell for its own account, (ii) second, to the extent that the number of Common Stock to be included in the registration pursuant to clause (i) is less than the Maximum Number, the Registrable Shares requested to be included in such registration by Cadence Bancorp, LLC, (ii) third, to the extent that the number of Common Stock to be included in the registration pursuant to clauses (i) and (ii) is less than the Maximum Number, the Registrable Shares requested to be included in such registration by other Piggyback Requesting Stockholders, pro rata among the other Piggyback Requesting Stockholders based on the number of Registrable Shares requested to be included in such registration, and (iii) fourth, to the extent that the number of Common Stock to be included in the registration pursuant to clauses (i), (ii) and (iii) is less than the Maximum Number, the other Registrable Shares requested to be included in such registration by Other Holders.

(ii) If the Company proposes to register any of its Common Stock under the Securities Act pursuant to the registration rights of any Other Holder, the Stockholder makes a Piggyback Request pursuant to this Section 2.2 and such Common Stock are to be distributed by or through one or more underwriters, and if the managing underwriter of such underwritten Public Offering shall advise the Company in good faith and in writing (with a copy to the Piggyback Requesting Stockholders) that the inclusion of some or all of the Common Stock sought to be registered by the Company, the Stockholder, or any Other Holder would adversely affect the price or success of the offering, the Company shall include in such registration statement the Maximum Number of Common Stock in the following order of priority: (i) first, such number of Common Stock as the Other Holders and the Piggyback Requesting Stockholders propose to be included in such registration, pro rata among the Other Holders and Piggyback Requesting Stockholders based on the number of Common Stock requested to be included in such registration, and (ii) second, to the extent that the number of Common Stock to be included in the registration pursuant to clause (i) is less than the Maximum Number, Common Stock that the Company proposes to issue and sell for its own account.

(f) Piggyback Rights; Withdrawal. Any Piggyback Requesting Stockholder shall have the right, exercisable in its sole discretion, irrevocably to withdraw its Piggyback Request or any portion of its Registrable Shares included therein by delivery of written notice of such withdrawal to the Company within:

(i) Two (2) days of its being advised of the proposed price range pursuant to Section 2.2(c)(i) hereof, without prejudice to the rights of such Piggyback Requesting Stockholder to include Registrable Shares in any future registration pursuant to this Section 2.2 or to cause such registration to be effected as a registration under Sections 2.1(a) or 2.1(g) hereof, as the case may be;

(ii) Five (5) days after receipt of a copy of a notice from the managing underwriter pursuant to Section 2.2(e).

(g) Affiliates. To the extent that a Registration Demand or a Shelf Demand relates to Registrable Shares held by an Affiliate of the Stockholder, (i) such Affiliate shall comply with all obligations of such Stockholder under this Agreement as if it were a party hereto and (ii) such Stockholder shall be liable for any breach of this Agreement by such Affiliate.

2.3 Expenses.

Except as otherwise provided herein, the Company shall pay all Expenses in connection with any registration initiated pursuant to Sections 2.1(a), 2.1(g) or 2.2 hereof, whether or not such registration shall become effective and whether or not all or any portion of the Registrable Shares originally requested to be included in such registration are ultimately included in such registration.

2.4 Registration Procedures.

If and whenever the Company is required to effect any registration under the Securities Act as provided in Sections 2.1(a), 2.1(g) or 2.2 hereof, the Company shall, as expeditiously as possible:

(a) prepare and file with the Commission within the time periods set forth herein the requisite registration statement to effect such registration, which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith, and thereafter use its commercially reasonable efforts to cause such registration statement to become as soon as reasonably possible and remain effective; provided, however, that the Company may discontinue any registration of its securities that are not Registrable Shares (and, under the circumstances specified in Sections 2.2(a)(ii) or 2.7 hereof, its securities that are Registrable Shares) at any time prior to the effective date of the registration statement relating thereto;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus, including any free writing prospectus as defined in Rule 405 under the Securities Act, as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Shares covered by such registration statement until such time as all of such Registrable Shares have been disposed of in accordance with the method of disposition set forth in such registration statement; provided, however, that with respect to each free writing prospectus or other materials to be delivered to purchasers at the time of sale of the Registrable Shares, the Company shall (i) ensure that no Registrable Shares be sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such free writing prospectus or other materials without the prior written consent of the sellers of the Registrable Shares covered by such registration statement, which free writing prospectus or other materials shall be subject to the review of counsel to such sellers, and (ii) make all required filings of all free writing prospectuses or other materials with the Commission as are required;

(c) furnish, without charge, to each seller of Registrable Shares covered by such registration statement and each underwriter, if any, copies of such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto as may be reasonably requested (in each case including all exhibits and any documents incorporated by reference, except to the extent such exhibits and documents are currently available via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as any Selling Stockholder or any underwriter may reasonably request in writing;

(d) use its commercially reasonable efforts (i) to register or qualify all Registrable Shares and other securities, if any, covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the sellers of Registrable Shares covered by such registration statement shall reasonably request in writing, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action that may be necessary or reasonably advisable to enable such sellers to consummate the disposition in such jurisdictions of the Registrable Shares to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) use its commercially reasonable efforts to cause all Registrable Shares and other securities, if any, covered by such registration statement to be registered with or approved by such other Governmental Authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Shares to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(f) use its commercially reasonable efforts to obtain and furnish to each Selling Stockholder, and each underwriter, if any, a signed (i) opinion of counsel for the Company and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of such counsel customarily given in such an offering) in form and substance to the managing underwriters, and (ii) comfort letter, dated the effective date of such registration statement and dated the date of the closing under the underwriting agreement and, in each case, addressed to the underwriters and signed by the independent registered public accounting firm that certified the Company’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of comfort letters of such independent registered public accounting firm customarily given in such an offering) in form and substance to the managing underwriter(s), in each case of clauses (i) and (ii), covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the independent registered public accounting firm’s comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in the independent registered public accounting firm’s comfort letters delivered to underwriters in underwritten Public Offerings of securities;

(g) use its commercially reasonable efforts to deliver promptly to participating Stockholders and the managing underwriters, if any, copies of all correspondence between the Commission and the Company, its counsel or its auditors, and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement (except to the extent such correspondence is currently available via EDGAR) and permit those Stockholders to do such investigation with respect to information contained in or omitted from the registration statement as they deem reasonably necessary for the purpose of conducting due diligence with respect to the Company; provided that any such investigation shall not interfere unreasonably with the Company’s business;

(h) notify each Selling Stockholder, managing underwriter(s) and other holders of securities covered by such registration statement, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the written request of any such seller of Registrable Shares, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(i) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement relating to the Registrable Shares at the earliest possible moment;

(j) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(k) use its commercially reasonable efforts to cause all Registrable Shares covered by a registration statement to be listed on the New York Stock Exchange, the Nasdaq Global Market or a similar national securities exchange;

(l) provide a transfer agent and registrar for the Registrable Shares covered by a registration statement no later than the effective date thereof;

(m) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the Selling Stockholder or Selling Stockholders, as the case may be, owning at least a majority of the Registrable Shares covered by such registration statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares, including customary indemnification and contribution to the effect and to the extent provided in Section 2.8 hereof;

(n) make available for inspection by representatives of the Selling Stockholder and the representative of any underwriters participating in any disposition pursuant to a registration statement and any special counsel or accountants retained by such Selling Stockholder or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a registration statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by such representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a registration statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, further, however, that, notwithstanding anything to the contrary in this Agreement, the Company shall not provide any material non-public information to the Stockholder without such Stockholder’s prior consent;

(o) if requested by the managing underwriter(s) or the Stockholder or Selling Stockholders, as the case may be, owning at least a majority of the Registrable Shares being sold in connection with an underwritten Public Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) and the any such Stockholders of a majority of the Registrable Shares being sold reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Shares, including information with respect to the number of Registrable Shares being sold to such underwriters, the purchase price being paid therefore by such underwriters and with respect to any other terms of the underwritten Public Offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(p) prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the registration statement, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period;

(q) provide a CUSIP number for all Registrable Shares, not later than the effective date of the registration statement;

(r) provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any registration statement from and after a date not later than the effective date of such registration statement;

(s) enable such Registrable Shares to be in such share amounts and registered in such names as the managing underwriter(s) or, if none, the Selling Stockholders holding a majority of the Registrable Shares being sold, may request at least three (3) Business Days prior to any sale of Registrable Shares to the underwriters; and

(t) if the registration shall be for an underwritten Public Offering, cause management of the Company to provide Customary Cooperation, if so requested by the Selling Stockholder or Selling Stockholders, as the case may be, owning at least a majority of the Registrable Shares being sold.

As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Shares of a Stockholder, such Stockholder must furnish to the Company in writing such information (the “Stockholder Information”) regarding itself, the Registrable Shares held by it and the intended methods of disposition of the Registrable Shares held by it as is necessary to effect the registration of such Stockholder’s Registrable Shares and is requested in writing by the Company. The Stockholder shall promptly notify the Company of any inaccuracy or change in information previously furnished by the Stockholder to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Each Stockholder agrees that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Shares, it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Shares. Each Stockholder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (h) of this Section 2.4, such Stockholder shall forthwith discontinue such Stockholder’s disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until such Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (h) of this Section 2.4 and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Stockholder’s possession of the prospectus relating to such Registrable Shares current at the time of receipt of such notice. If any event of the kind described in subsection (h) of this Section 2.4 occurs and such event is the fault solely of the Stockholder(s) due to the inaccuracy of the Stockholder Information provided by such Stockholder(s) for inclusion in the registration statement, such Stockholder(s) shall pay all Expenses attributable to the preparation, filing and delivery of any supplemented or amended prospectus contemplated by subsection (h) of this Section 2.4.

2.5 Underwritten Offerings.

(a) Underwritten Offerings. If requested by the underwriters in connection with a request for a registration under Sections 2.1 or 2.2 hereof that is an underwritten Public Offering, the Company and the Selling Stockholders shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and the Selling Stockholders owning at least a majority of the Registrable Shares that are included in such registration and to contain such representations and warranties by the Company and the Selling Stockholders and such other terms as are customary in agreements of that type.

(b) Stockholders to be Parties to Underwriting Agreement. The holders of Registrable Shares to be distributed by underwriters in an underwritten Public Offering under this Section 2.5 shall be parties to the underwriting agreement between the Company and such underwriters. No such Stockholder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Stockholder, such Stockholder’s Registrable Shares and such Stockholder’s intended method of distribution.

2.6 Preparation: Reasonable Investigation.

(a) Registration Statements. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall (i) give representatives (designated to the Company in writing) of each Selling Stockholder, the underwriters, if any, and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of all underwriters and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of the Selling Stockholders (as a group), the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) upon reasonable advance notice to the Company, give each of them such reasonable access to all financial and other records, corporate documents and properties of the Company and its Majority-Owned Subsidiaries, as shall be necessary, in the reasonable opinion of such Stockholders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act, and (iii) upon reasonable advance notice to the Company, give each of them the opportunity to receive relevant information regarding the business of the Company from its officers, directors, employees and the independent public accounting firm that certified its financial statements as shall be necessary, in the reasonable opinion of such Stockholders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act.

(b) Confidentiality. Each Stockholder shall maintain the confidentiality of any confidential information received from or otherwise made available by the Company to such Stockholder. Information that (i) is or becomes available to a Stockholder from a public source other than as a result of a disclosure by such Stockholder or any of its Affiliates, (ii) is disclosed to a Stockholder by a third-party source who the Stockholder reasonably believes is not bound by an obligation of confidentiality to the Company, (iii) is or becomes required to be disclosed by a Stockholder by law, including by court order, or to a prospective transferee of Common Stock, or (iv) is independently developed by a Stockholder, shall not be deemed to be “confidential information” for purposes of this Agreement.

2.7 Postponements. The Company shall not be obligated to file any registration statement, or file any amendment or supplement to any registration statement, and may suspend any Selling Stockholder’s rights to make sales pursuant to any effective registration statement for reasonable periods not in excess of ninety (90) days, but in no event more than twice in any twelve (12) month period (a “Blackout Period”), if the Company, in the good faith judgment of the Board, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would materially adversely affect a pending or proposed Public Offering of the Company’s securities, a material financing, or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto, or otherwise have a material adverse effect on the Company; provided that in the event the Company proposes to register Common Stock, whether or not for sale for its own account, during a Blackout Period, the Stockholders shall have the right to make Piggyback Requests with respect to such registration pursuant to Section 2.2 hereof. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and a Selling Stockholder’s rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the preceding sentence for more than ten (10) days after the abandonment or consummation of any of the foregoing proposals or transactions or for more than sixty (60) days after the date of the Board’s determination referenced in the preceding sentence. If the Company suspends the Selling Stockholders’ rights to make sales pursuant hereto, the applicable registration period shall be extended by the number of days of such suspension.

2.8 Indemnification by the Company.

(a) In connection with any registration statement filed by the Company pursuant to Sections 2.1 or 2.2 hereof, to the fullest extent permitted by law the Company shall, and hereby agrees to, indemnify and hold harmless, each Stockholder and seller of any Registrable Shares and its Affiliates, including such Affiliate’s directors, officers, employees, agents, partners, stockholders, and each other Person, if any, who controls (within the meaning of the Exchange Act) such Affiliate, covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls (within the meaning of the Exchange Act) such Stockholder or seller or any such underwriter, and their respective stockholders, members, directors, officers, employees, partners, agents and Affiliates (each, a “Company Indemnitee”), against any losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such indemnified party is a party thereto), joint or several, and expenses, including the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, to which such Company Indemnitee may become subject under the Securities Act or otherwise as a result of the performance of the acts described in this agreement (collectively, a “Loss” or “Losses”), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or otherwise offered or sold under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus related thereto, or any amendment or supplement thereto, and free writing prospectus or other offering materials (collectively, “Offering Documents”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, or any violation by the Company of any federal or state law, rule or regulation applicable to the Company and relating to action required of, or inaction by, the Company in connection with any such registration; provided that, the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with information furnished to the Company in a writing duly executed by such Company Indemnitee specifically stating that it is for use therein; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls (within the meaning of the Exchange Act) such underwriter, in any such case to the extent that any such Loss arises out of such Person’s failure to send or give a copy of the final prospectus (including any documents incorporated by reference therein), as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Shares to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee and shall survive the transfer of such securities by such Company Indemnitee.

(b) Indemnification by the Offerors and Sellers. In connection with any registration statement filed by the Company pursuant to Sections 2.1 or 2.2 hereof in which a Stockholder has registered for sale Registrable Shares, each such Stockholder or seller of Registrable Shares shall, and hereby agrees to, indemnify and hold harmless to the fullest extent permitted by law the Company and each of its directors, officers, employees, agents, partners, stockholders, Affiliates and each other Person, if any, who controls (within the meaning of the Exchange Act) the Company and each other seller and such seller’s employees, directors, officers, stockholders, members, partners, agents and Affiliates (each, a “Stockholder Indemnitee” for purposes of this Section 2.8), against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents (or any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company in a writing duly executed by such Stockholder or seller of Registrable Shares specifically stating that it is for use therein; provided, however, that the liability of such indemnifying party under this Section shall be limited to the amount of the net proceeds (after giving effect to underwriting discounts and commissions) received by such indemnifying party in the sale of Registrable Shares giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Stockholder Indemnitee and shall survive the transfer of such securities by such indemnifying party.

(c) Notices of Losses, etc. Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in the preceding subsections of this Section 2.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.8 except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof or the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such claim. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, which is reasonably acceptable to the indemnified party, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which requires action on the part of such indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

(d) Contribution. If the indemnification provided for in this Section 2.8 shall for any reason be unavailable to an indemnified party under subsection (a) or (b) of this Section 2.8 in respect of any Loss, then, in lieu of the amount paid or payable under subsection (a) or (b) of this Section 2.8, the indemnified party and the indemnifying party under subsection (a) or (b) of this Section 2.8 shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Shares covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect not only such relative faults, but also the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Registrable Shares; provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. The obligations, if any, of the selling holders of Registrable Shares to contribute as provided in this subsection (d) are several in proportion to the relative value of their respective Registrable Shares covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person’s consent.

(e) Other Indemnification. The Company shall, in connection with any registration statement filed by the Company pursuant to Sections 2.1 or 2.2, and each Stockholder that has registered for sale Registrable Shares shall, with respect to any required registration or other qualification of securities under any federal or state law or regulation of any Governmental Authority other than the Securities Act, indemnify Stockholder Indemnitees and Company Indemnitees, respectively, against Losses, or, to the extent that indemnification shall be unavailable to a Stockholder Indemnitee or Company Indemnitee, contribute to the aggregate Losses of such Stockholder Indemnitee or Company Indemnitee, as applicable, in a manner similar to that specified in the preceding subsections of this Section 2.8 (with appropriate modifications).

2.9 Adjustments Affecting Registrable Shares.

Without the written consent of Cadence Bancorp, LLC, the Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Shares that would materially adversely affect the ability of the Stockholders to include such Registrable Shares in any registration of its securities under the Securities Act contemplated by this Agreement or the marketability of such Registrable Shares under any such registration or other offering.

2.10 Rule 144 and Rule 144A.

The Company shall take all actions reasonably necessary to enable Stockholders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A or Regulation S under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the written request of any Stockholder, the Company shall deliver to such Stockholder a written statement as to whether it has complied with such requirements. Upon the written request of any Stockholder, the Company shall promptly use commercially reasonable efforts to cause the removal of any restrictive legends borne by such Registrable Shares, if permitted by law, in order to facilitate the sale by the Stockholder under Rule 144, Rule 144A or Regulation S.

2.11 No Inconsistent Arrangements.

The Company represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with this Agreement. The Company shall not hereafter enter into any agreement with respect to its securities (including its Common Stock) that is inconsistent with or conflicts with the rights granted under this Agreement.

2.12 Termination of Registration Rights.

The Company’s obligations under Sections 2.1 and 2.2 hereof to register Common Stock for sale under the Securities Act with respect to any Stockholder shall terminate on the first date on which no Registrable Shares are held by such Stockholder.

ARTICLE III

MISCELLANEOUS

3.1 Amendments; Entire Agreement.

Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by holders of a majority of the Registrable Shares. This Agreement supersedes all prior discussions, memoranda of understanding, agreements and arrangements (whether written or oral, including all correspondence), if any, between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

3.2 Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part under any applicable law from time to time: (a) such provision will be fully severable from this Agreement; (b) such provision shall apply with whatever deletion or modification is necessary so that such provision is legal, valid and enforceable, giving effect to the intention of the parties hereto under this Agreement; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

3.3 Successors and Assigns; Transferee Registration Rights.

(a) Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Except as otherwise provided herein, none of the rights, privileges or obligations set forth in or arising under this Agreement may be assigned or transferred without the prior written consent of each party to this Agreement.

(b) Notwithstanding anything to the contrary herein, any transferee (i) who acquires Registrable Shares constituting at least five percent (5%) of the Company’s outstanding Common Stock as of the date of such acquisition pursuant to a transaction that is not registered under the Securities Act or (ii) who acquires or receives Registrable Shares in connection with (x) any liquidation and dissolution of Cadence Bancorp, LLC, (y) any merger of Cadence Bancorp, LLC and the Company or (z) any distribution or other transfer by Cadence Bancorp, LLC to any one or more of its equityholders of any Registrable Shares (each such transferee referred to in clauses (i) or (ii), a “Registrable Shares Transferee”) shall be entitled to enjoy the same registration and other rights pursuant to this Agreement as does Cadence Bancorp, LLC and shall be deemed a “Stockholder” hereunder. Any Registrable Shares Transferee shall enjoy such right pursuant to this Section 3.3(b) if and to the extent the Company shall have received (x) written notice from the Stockholder selling Registrable Shares to the Registrable Shares Transferee stating the name and address of such Registrable Shares Transferee and identifying the amount and type of Registrable Shares with respect to which such rights under this Agreement apply and (y) a written agreement from the Registrable Shares Transferee to be bound by all of the relevant terms of this Agreement. After such transfer of registrable Shares to a Registrable Shares Transferee, the Stockholder concerned shall retain its rights under this Agreement with respect to all other Registrable Shares owned by the Stockholder or its Affiliates.

3.4 No Third-Party Beneficiaries

Except as otherwise explicitly provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

3.5 Notices.

(a) Any notice, request or other communication to be given or made under this Agreement shall be in writing. Any such communication shall be delivered by hand, airmail, email, established courier service or facsimile to the party to which it is required or permitted to be given or made at such party’s address set forth on Schedule A or at such other address as such party may from time to time designate by written notice to the other parties hereto, and shall be effective upon the earlier of (i) actual receipt and (ii) deemed receipt under Section 3.5(b) below.

(b) Unless there is reasonable evidence that it was received at a different time, notice pursuant to this Section 3.5 is deemed given if: (i) delivered by hand, when left at the address referred to in Section 3.5(a); (ii) sent by airmail or established courier services within a country, three (3) Business Days after posting it; (iii) sent by airmail or established courier service between two countries, six (6) Business Days after posting it; (iv) sent by facsimile, when confirmation of its transmission has been recorded by the sender’s facsimile machine, and (v) sent by email, when confirmation of its transmission has been recorded by the sender.

3.6 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) form will have the same effect as physical delivery of the paper document bearing the original signatures.

3.7 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflict of laws that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State and County of Delaware. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Each party acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that, in view of the uniqueness of the subject matter of this Agreement, the remedy at law for any breach, or threatened breach, of any of such provisions would be inadequate and, accordingly, agrees that each other party, in addition to any other rights or remedies which it may have, shall be entitled to specific performance of this Agreement and any of the terms of this Agreement and such other equitable and injunctive relief available to the parties from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for equitable and injunctive relief permitted hereunder, each party hereby waives any claim or defense that a remedy at law alone is adequate and, to the maximum extent permitted by applicable law, agrees to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of equitable and injunctive relief against it enjoining or restraining any breach or threatened breach of any provision of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: CADENCE BANCORPORATION

By:	/s/ Jerry W. Powell
	Name:	Jerry W. Powell
	Title:	Executive Vice President and General Counsel

STOCKHOLDER: CADENCE BANCORP LLC

By:	/s/ Jerry W. Powell
	Name:	Jerry W. Powell
	Title:	Executive Vice President and General Counsel

SCHEDULE A

NOTICES

If to the Company:

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

Attention: Jerry W. Powell, Executive Vice President and General Counsel

Fax No.: +1 (713) 634-4930

Email: Jerry.Powell@cadencebank.com

If to the Cadence Bancorp, LLC:

Cadence Bancorp, LLC

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

Attention: Jerry W. Powell, Executive Vice President and General Counsel

Fax No.: +1 (713) 634-4930

Email: Jerry.Powell@cadencebank.com